Exhibit 10.1

MAST THERAPEUTICS, INC.

2015 OMNIBUS INCENTIVE PLAN

Mast Therapeutics, Inc., a Delaware corporation (the “Company”), hereby establishes and adopts the following 2015 Omnibus Incentive Plan (this “Plan”), which amends, restates and renames the 2014 Plan (defined below), effective as of the Effective Date.

1.PURPOSE OF THIS PLAN

The purpose of this Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Affiliates who are expected to contribute to the Company's success and achievement of long-term objectives that will benefit the stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1“2014 Plan” shall mean the Company’s 2014 Omnibus Incentive Plan, which amended, restated and renamed the Company’s 2013 Omnibus Incentive Plan as of June 19, 2014, the date on which it was approved by the stockholders of the Company.

2.2“Affiliate” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act of 1933, as amended.  The Board or the Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

2.3 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

2.4“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted hereunder, including through an electronic medium.

2.5“Board” shall mean the board of directors of the Company.

2.6“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7“Committee” shall mean the Compensation Committee of the Board or any other committee or subcommittee formed by the Board or by the Compensation Committee with the approval of the Board to act as the Committee.  The Committee may consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, to the extent the Board has members meeting such qualifications, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.  Anything to the contrary in this Plan notwithstanding, the Committee shall only have such authority as delegated to it by the Board.  The Board reserves all authority to administer this Plan.

2.8“Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital‑raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

2.9“Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.10“Director” shall mean a non-employee member of the Board.

2.11“Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12“Effective Date” shall have the meaning set forth in Section 13.13.

2.13“Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

2.14“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15“Fair Market Value” shall mean, with respect to Shares as of any date, (i) the per Share closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there was no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not then listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Board to be the fair market value of the Shares as determined by the Board in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Board, subject to the requirements of Section 409A of the Code.

2.16“Incentive Stock Option” shall mean an Option that when granted is intended to be, and qualifies as, an incentive stock option for purposes of Section 422 of the Code.

2.17“Limitations” shall have the meaning set forth in Section 10.5.

2.18“Net Exercise” shall mean the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

2.19“Option” shall mean any right granted to a Participant under this Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Board shall determine.

2.20“Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.21“Participant” shall mean an Employee, Consultant or Director who is selected by the Board to receive an Award under this Plan.

2.22“Payee” shall have the meaning set forth in Section 13.2.

2.23“Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.24“Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Board shall establish.

2.25“Performance Period” shall mean the period established by the Board during which any performance goals specified by the Board with respect to such Award are to be measured.

2.26“Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Board shall establish.

2.27“Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Board shall establish.

2.28“Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.29“Prior Plans” shall mean, collectively, (i) the Company’s 2005 Equity Incentive Plan, which was approved by the stockholders of the Company on May 24, 2005, (ii) the Company’s 2008 Omnibus Incentive Plan, which was approved by the stockholders of the Company on May 28, 2008, (iii) the Company’s Amended and Restated 2008 Omnibus Incentive Plan, which amended, restated and renamed the 2008 Omnibus Incentive Plan as of June 15, 2011, the date it was approved by the stockholders of the Company, (iv) the Company’s 2013 Omnibus Incentive Plan, which amended, restated and renamed the Company’s Amended and Restated 2008 Omnibus Incentive Plan as of June 19, 2013, the date on which it was approved by the stockholders of the Company, and (v) the 2014 Plan.  Awards granted under the Prior Plans continue to be governed under the terms of the Prior Plans.

2.30“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Board, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate.

2.31“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.32“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Board shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Board, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate,

2.33“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.34“Services” shall mean services provided to the Company or any Affiliate or any successor company (or a subsidiary or parent thereof), whether as an Employee, Consultant or Director, unless, in connection with the conversion, if any, of a Participant from one classification (i.e., Employee, Consultant or Director) to another, the Board, in its sole and absolute discretion, determines that any on-going services to the Company or any Affiliate or any successor company (or a subsidiary or parent thereof) shall not constitute “Services.”

2.35“Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.36“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.37“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

3.SHARES SUBJECT TO THIS PLAN

3.1Number of Shares.  (a)  Subject to adjustment as provided in Section 12.2, a total of 30,888,691 Shares shall be authorized for Awards granted under this Plan, less one (1) Share for every one (1) Share that was subject to an option or a stock appreciation right granted after December 31, 2014 under the 2014 Plan and 1.34 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2014 under the 2014 Plan.  Any Shares that are subject to Options or Stock Appreciation Rights granted under this Plan shall be counted against this limit as one (1) Share for every one (1) Share granted, any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.34 Shares for every one (1) Share granted.  As of the Effective Date, no awards may be granted under any of the Prior Plans.

(b)Subject at all times to Section 13.17, if any Shares subject to an Award are forfeited or an Award expires or is settled for cash (in whole or in part) or, after December 31, 2013, any Shares subject to an award under any of the Prior Plans are forfeited or an award under any Prior Plan expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under this Plan, in accordance with Section 3.1(d) below.  Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or, after December 31, 2013, an option under any Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or an award granted under any of the Prior Plans, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2014, a stock appreciation right under any Prior Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under any of the Prior Plans.

(c)Shares issued under Substitute Awards shall not reduce the Shares authorized for grant under this Plan or authorized for grant to a Participant under Section 10.5 nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraph (b) above.  Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)Any Share that again becomes available for grant pursuant to this Article shall be added back as (i) one (1) Share if such Share was subject to an Option or a Stock Appreciation Right granted under this Plan or an option or a stock appreciation right granted under any of the Prior Plans, and (ii) 1.34 Shares if such Share was subject to an Award other than an Option or a Stock Appreciation Right granted under this Plan or an award other than an option or a stock appreciation right granted under any of the Prior Plans.

3.2Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.ELIGIBILITY AND ADMINISTRATION

4.1Eligibility.  Any Employee, Consultant or Director shall be eligible to be selected as a Participant.

4.2Administration.  (a) This Plan shall be administered by the Board, except to the extent the Board delegates its authority to the Committee.  The Board shall have full power and authority, subject to the provisions of this Plan and subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of this Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer this Plan and any instrument or agreement entered into under or in connection with this Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent that the Board shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Board deems necessary or desirable for administration of this Plan.  Notwithstanding the foregoing, to the extent required by the rules of the principal U.S. national securities exchange on which the Shares are traded or otherwise required by applicable law, any Award granted to the Company’s chief executive officer or any other officer (as that term is defined in Rule 16(a)-1(f) of the Exchange Act) shall be determined and granted solely by Directors who qualify as “independent directors” under the rules of that exchange or applicable law.

(b)Decisions of the Board shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate.

(c)To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Board may delegate to (i) a committee of one or more directors of the Company any of the authority of the Board under this Plan, including the right to grant, cancel, suspend or amend Awards and (ii) to the extent permitted by law, to one or more “officers” (as that term is defined in Rule 16(a)-1(f) of the Exchange Act) of the Company, or a committee of such officers, the right to grant Awards to Employees who are not Directors or such officers and the authority to take action on behalf of the Board (or Committee (if applicable)) pursuant to this Plan to cancel or suspend Awards to Employees who are not Directors or such officers of the Company.  In the event the Board delegates any of its authority, references to the Board in this Plan shall be understood to refer to the Committee.  In addition, any reference to the “Committee” in this Plan or any Award Agreement shall mean the Board to the extent the Board has retained authority over the applicable Plan or Award Agreement provisions.

4.3Annual Limit on Awards to Directors.  Notwithstanding any other provision of this Plan to the contrary, the aggregate grant date fair value (calculated as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any 12-month period shall not exceed $3,000,000.

5.OPTIONS

5.1Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan.  Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board shall deem desirable.

5.2Award Agreements.  All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Board shall determine which are not inconsistent with the provisions of this Plan.  The terms of Options need not be the same with respect to each Participant.  Granting an Option pursuant to this Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to this Plan at the same time.

5.3Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option.  Other than pursuant to Section 12.2, the Board shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4Option Term.  The term of each Option shall be fixed by the Board in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.  Notwithstanding the foregoing, in the event that on the last business day of the term of an Option that was granted under this Plan, (i) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company insider trading policy, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition or black-out period, as applicable.

5.5Exercise of Options.  (a) Options granted under this Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of this Plan as the Board may prescribe from time to time.

(b)Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Board, by delivery of other consideration  having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Board, by withholding Shares otherwise issuable in connection with the exercise of the Option, including a Net Exercise procedure, (v) through same-day sales through a broker, unless the Board provides otherwise in an Award Agreement, (vi) through any other method specified in an Award Agreement, or (vii) through any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Board may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of this Plan, as the Board may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c)Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

(d)No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of such Employee’s death or disability, (ii) upon a corporate transaction in which such Option is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon such Employee’s retirement (as such term may be defined in the Award Agreement governing the Option or, if not so defined therein, as such term may be defined in the Company’s then current employment policies or guidelines), any such vested Options may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

5.6Form of Settlement.  In its sole discretion, the Board may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

5.7Incentive Stock Options.  The Board may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code.  Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under this Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under this Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided in Section 12.2.

6.STOCK APPRECIATION RIGHTS

6.1Grant and Exercise.  The Board may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under this Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under this Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Board may establish in its sole discretion.

6.2Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Board, including the following:

(a)Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Board shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b)The Board shall determine in its discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)The Board may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate.  A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability.  Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right granted under this Plan (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company insider trading policy, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition or black-out period, as applicable.

(e)Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Board shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award)), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

(f)The Board may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Board shall determine in its sole discretion.

(g)In no event may any Stock Appreciation Right granted under this Plan be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(h)Notwithstanding the foregoing, An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day.  In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(i)No Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Stock Appreciation Right. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of such Employee’s death or disability, (ii) upon a corporate transaction in which such Stock Appreciation Right is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon such Employee’s retirement (as such term may be defined in the Award Agreement governing the Stock Appreciation Right or, if not so defined therein, as such term may be defined in the Company’s then current employment policies or guidelines), any such vested Stock Appreciation Rights may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Appreciation Right will be exempt from his or her regular rate of pay.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1Grants.  Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under this Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation.  A Restricted Stock Award or Restricted Stock Unit Award may be subject to vesting restrictions imposed by the Board covering a period of time specified by the Board.   The Board has absolute discretion to determine whether any consideration (other than Services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Board and not inconsistent with this Plan.  The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares.  A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award.  Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.  Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4Issuance of Shares.  Any Restricted Stock granted under this Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or its designee.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan.  Other Share-Based Awards shall also be available as a form of payment of other Awards granted under this Plan and other earned cash-based compensation.  Other Share-Based Awards may be subject to vesting restrictions imposed by the Board covering a period of time specified by the Board.   The Board has absolute discretion to determine

whether any consideration (other than Services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Other Share-Based Awards.

8.2Award Agreements.  The terms of Other Share-Based Awards granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Board and not inconsistent with this Plan.  The terms of such Awards need not be the same with respect to each Participant.  Notwithstanding the provisions of this Section, Dividend Equivalents and any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

8.3Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Board.  Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Board, on a deferred basis subject to the requirements of Section 409A of the Code.

9.PERFORMANCE AWARDS

9.1Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Board in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Board and may be based upon the criteria set forth in Section 10.2.

9.2Award Agreements.  The terms of any Performance Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Board and not inconsistent with this Plan.  If a Performance Award will have Dividend Equivalents, provision for such shall be contained in the applicable Award Agreement, subject to Section 12.5 below. The terms of Performance Awards need not be the same with respect to each Participant.

9.3Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Board prior to the grant of each Performance Award.  The amount of the Award to be distributed shall be conclusively determined by the Board.

9.4Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Board.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Board, on a deferred basis subject to the requirements of Section 409A of the Code.

10.CODE SECTION 162(m) PROVISIONS

10.1Covered Employees.  Notwithstanding any other provision of this Plan, if a Committee of “outside directors” (as defined in Section 162(m) of the Code) has been delegated authority to make grants hereunder and if such Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; appreciation in and/or maintenance of the price of the Shares or any other securities of the Company, including its publicly-traded securities or a tracking security whether actual or constructed; appreciation in and/or maintenance of the Company’s market capitalization; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices or other companies; reductions in costs; cash flow or cash flow per share (before or after dividends); improvement in or attainment of expense levels, working capital levels or other levels of cash, cash equivalents and/or short-term investments at specified points in time, including year-end; operating margins, gross margins or cash margin; reductions in debt or accrued liabilities; stockholders’ equity; research and development achievements; manufacturing achievements (including manufacturing registration on process validation batches, scale-up activities, obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, having any such applications or other documents accepted for review by the applicable regulatory authority or receiving approval of any such applications or other documents); passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s); clinical achievements (including initiating clinical or bioequivalence studies; initiating enrollment, achieving particular rates of enrollment or enrollment of particular numbers of subjects, or completing enrollment in clinical or bioequivalence studies; dosing the first patient in a clinical or bioequivalence study; completing phases of a clinical or bioequivalence study (including the treatment phase) or announcing or presenting preliminary or final data from clinical or bioequivalence studies (in each case, whether on particular timelines or generally)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.  Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.  Such performance goals (and any exclusions) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3Adjustments.  Notwithstanding any provision of this Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 4,000,000 Shares and (ii) earn more than 4,000,000 Shares under Restricted Stock Awards,

Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”).  In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,000,000.  Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company or any Company subsidiaries.  If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.CHANGE IN CONTROL PROVISIONS

11.1Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control (as defined in Section 11.3), Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price.

11.2Assumption or Substitution of Certain Awards.  (a)  Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company (or a subsidiary or parent thereof) assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant’s employment with such successor company (or a subsidiary or parent thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.  For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award (or its substitute) confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company (or a subsidiary or parent thereof), the Board may, with the consent of the successor company (or a subsidiary or parent thereof), provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company (or a subsidiary or parent thereof) substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Board in its sole discretion and its determination shall be conclusive and binding.

(b)Unless otherwise provided in an Award Agreement, in the event of a Change in Control to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, or Performance Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and other limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, (iv) all Performance Awards not assumed or substituted for shall be considered earned and payable in full, and any deferral or other restriction shall lapse and such Performance Award shall be settled or distributed immediately, and (v) all Awards not assumed or substituted for shall terminate immediately after the Change in Control.

(c)The Board, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Board, in its discretion, shall determine.

11.3Change in Control.  For purposes of this Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events after the date of approval of this Plan by the Board:

(a)Over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to satisfy the criteria described in the preceding clause (ii);

(b)Any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company (each, for purposes of this Section 11.3(b), an “affiliate”), (ii) an employee benefit plan of the Company or an affiliate, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities;

(c)The consummation of a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in such transaction (a “Business Combination”), unless in connection with such Business Combination securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities (“Company Voting Securities”) immediately prior to such Business Combination and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to such Business Combination;

(d)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding;

provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

12.GENERALLY APPLICABLE PROVISIONS

12.1Amendment and Termination of this Plan.  The Board may, from time to time, alter, amend, suspend or terminate this Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend this Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend this Plan to (a) increase the number of Shares that may be the subject of Awards under this Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under this Plan, (c) materially expand the class of persons eligible to participate in this Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations.  The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right, the exchange or cancellation of an Option or Stock Appreciation Right for another Award, or the exchange or cancellation of an Option or Stock Appreciation Right for cash.  In addition, no amendments to, or termination of, this Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

12.2Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to this Plan and to Awards as the Board deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under this Plan, the Limitations, the maximum number of Shares that may be issued as Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under this Plan (including, if the Board deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Board may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.  To the extent and under such terms and conditions as determined by the Board, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of this Plan.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4Termination of Employment.  The Board shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant’s employment or services will be determined by the Board, which determination will be final.

12.5Deferral; Dividend Equivalents.  The Board shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Board, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Board, in its sole discretion.  The Board may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.MISCELLANEOUS

13.1Award Agreements.  Each Award Agreement shall either be (a) in writing in a form approved by the Board and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Board and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Board may provide; in each case and if required by the Board, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Board may require.  The Board may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.  The Award Agreement shall set forth the material terms and conditions of the Award as established by the Board consistent with the provisions of this Plan.

13.2Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to this Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to this Plan.  The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes.  If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.  The Board shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3Right of Discharge Reserved; Claims to Awards.  Nothing in this Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under this Plan) any such Employee or Director at any time for any reason.  Except as specifically provided by the Board, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Employees or Participants under this Plan.

13.4Substitute Awards.  Notwithstanding any other provision of this Plan, the terms of Substitute Awards may vary from the terms set forth in this Plan to the extent the Board deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Affiliate or after termination of such employment or services, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Board.  The Board may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6Stop Transfer Orders.  All certificates for Shares delivered under this Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7Nature of Payments.  All Awards made pursuant to this Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company.  Any income or gain realized pursuant to Awards under this Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Board or board of directors of the applicable Affiliate.

13.8Other Plans.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9Severability.  If any provision of this Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of this Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under this Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under this Plan, and if the making of any payment in full or the provision of any other benefit required under this Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under this Plan.

13.10Construction.  As used in this Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11Unfunded Status of this Plan.  This Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of this Plan.

13.12Governing Law.  This Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California, without reference to principles of conflict of laws, and construed accordingly.

13.13Effective Date of Plan; Termination of Plan.  This Plan shall be effective on the date of the approval of this Plan by the holders of a sufficient number of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company (the “Effective Date”), and on such date this Plan shall amend and restate in its entirety the 2014 Plan.  This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and, in such event, the 2014 Plan shall remain in effect as adopted on June 19, 2014.  Awards may be granted under this Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, on which date this Plan will expire except as to Awards then outstanding under this Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14Foreign Participants.  Awards may be granted to Participants who are foreign nationals or employed or providing Services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed or providing Services in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy.  The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home country.

13.15Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Board.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16Captions.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.17No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission “SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing.  In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.18Forfeiture Events.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the 12‑month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such 12‑month period. In addition, to the extent claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.